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                                                                    Exhibit 21.1
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                              SUBSIDIARIES OF ANB
Name of Subsidiary                                         State of Organization

National Bank of Commerce of Birmingham....................    National Bank
         NBC Securities, Inc...............................    Alabama
         NBC Investments, Inc..............................    Nevada
         NBC Joint Ventures, Inc...........................    Alabama
Bank of Dadeville..........................................    Alabama
         Ashland Insurance, Inc............................    Alabama
Alabama Exchange Bank......................................    Alabama
         Tuskegee Loan Company, Inc........................    Alabama
First Gulf Bank . . . .....................................    Alabama
First Citizens Bank........................................    Alabama
         Clay County Finance Company, Inc..................    Alabama
         FCB Investments, Inc..............................    Nevada
First American Bank........................................    Alabama
         Corporate Billing, Inc............................    Alabama
         FAB Investments, Inc..............................    Nevada
         Rankin Insurance, Inc.............................    Alabama
Citizens & Peoples Bank, National Association..............    National Bank
Public Bank................................................    Florida
Georgia State Bank.........................................    Georgia
Community Bank of Naples, National Association.............    National Bank
         CBN Investments, Inc..............................    Nevada